EXHIBIT 10.3

GOVERNMENT OF PUERTO RICO

PUERTO RICO ELECTRIC POWER AUTHORITY

AMENDMENT NO. 2 TO EMERGENCY MASTER SERVICE AGREEMENT FOR

PREPA’S ELECTRICAL GRID REPAIRS – HURRICANE MARIA

APPEAR

AS FIRST PARTY: The Puerto Rico Electric Power Authority (PREPA), a public corporation and government instrumentality of the Commonwealth of Puerto Rico, created by Act 83 of May 2, 1941, as amended, represented in this act by its Executive Director, Justo Luis González Torres, of legal age, married, engineer and resident of Juana Díaz, Puerto Rico.

AS SECOND PARTY: Cobra Acquisitions LLC, a limited liability company organized and existing under the laws of the State of Delaware with a place of business at 14201 Caliber Drive, Suite 300, Oklahoma City, Oklahoma 73134, herein represented by Arty Straehla, of legal age, married, and a resident of Oklahoma City, Oklahoma (hereinafter referred to collectively as the “Contractor”) whose authority of representation is evidenced by corporate resolution.

WHEREAS: On October 19, 2017, PREPA and the Contractor entered into an Emergency Master Service Agreement for PREPA’s Electrical Grid Repairs – Hurricane Maria (the “Original Contract”), as amended by Amendment No. 1. to the Original Contract entered into on November 1, 2017 (as so amended, the “Contract”).

WHEREAS: PREPA and the Contractor agree that a new Article 71 needs to be added to the Contract.

WITNESSETH

In consideration of the mutual covenants hereinafter stated, the Parties agree as follows:

TERMS AND CONDITIONS

1.	PREPA and Contractor agree that a effective December 8, 2017 new Article 71 is hereby added to the Contract to read as follows:

ARTICLE 71: AD 17-28.

Pursuant to Administrative Determination No. 17-28, issued by the Puerto Rico Department of Treasury on November 10, 2017, Contractor and PREPA both hereby acknowledge that Contractor is engaged in a trade or business in Puerto Rico as a foreign company and is providing an essential service to the Government of Puerto Rico under the Contract; namely, Contractor is engaged in the repair, rebuilding, and re-construction of the electrical grid throughout the Commonwealth of Puerto Rico.

Amendment No. 2 to Emergency Master Service Agreement for PREPA’S Electrical Grid Repairs – Hurricane Maria

Pursuant to the provisions of Administrative Determination No. 17-28, Contractor hereby elects to be treated, for purposes of income tax, as engaged in/dedicated to a trade or business in Puerto Rico with respect to providing essential services rendered in Puerto Rico. Contractor will thereby file a Puerto Rico corporation income tax return and comply with the requirements of Administrative Determination No. 17-28.

2.	Except as set forth herein, the Contract remains in full force and effect in accordance with its terms including, for the avoidance of doubt, the terms set forth in Exhibit B to the Contract.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the 8th day of December, 2017.

Puerto Rico Electric Power Authority	Cobra Acquisitions LLC

/s/ Justo Luis González Torres	/s/ Arty Straehla
Justo Luis González Torres	Arty Straehla
Executive Director	Chief Executive Officer
Employer Social Security xx-xxxxxxx	Employer Social Security xx-xxxxxxx